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                                                                   EXHIBIT 10.11

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------


     This Software License Agreement (the "Agreement") is made as of September 30, 1998 (the "Effective Date"), between Owens Corning ("OC"), a Delaware corporation with its principal place of business located at One Owens Corning Parkway, Toledo, Ohio 43659, and Advanced Glassfiber Yarns, LLC ("COMPANY"), a Delaware limited liability COMPANY with its principal place of business located at 2556 Wagner Road, Aiken, South Carolina 29801.

     WHEREAS COMPANY was formed to conduct the glass fiber specialty product manufacturing business formerly conducted by OC in Aiken, South Carolina, Huntingdon, Pennsylvania, and South Hill, Virginia (the "Business");

     WHEREAS, pursuant to an LLC Interest Sale and Purchase Agreement, dated as of July 31, 1998, as amended, (the "SPA") among OC, COMPANY and AGY Holdings, Incorporated (as assignee of Glass Holdings Corp. under an Assignment and Assumption Agreement dated September 30, 1998), AGY Holdings, Incorporated agreed to purchase a 51% membership interest in COMPANY;

     WHEREAS, OC and its Affiliates have proprietary software related to the Business, and the parties have agreed that certain of the rights will be licensed by OC to COMPANY.

     NOW, THEREFORE, in consideration of the premises of and the mutual promises and agreements in the SPA and contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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1.  DEFINITIONS
    -----------

     Capitalized terms not defined herein shall have the meanings ascribed to them in the SPA.

     As used in this Agreement, the following defined terms shall have the meanings indicated below:

     (a) "Existing Third Party Software" means all third party software in use
          -----------------------------
at the Manufacturing Facility for purposes of the Business as of the Effective Date.

     (b) "Manufacturing Facilities" means the portions of OC's facilities at
          ------------------------
Aiken, South Carolina, Huntingdon, Pennsylvania, and South Hill, Virginia to be transferred to COMPANY which do not include the portions of the Aiken and Huntingdon facilities at which OC manufactures continuous filament mat or wet process mat.

     (c) "OC Software" means:  (i) all OC proprietary software in use at the
          -----------
Manufacturing Facilities for purposes of the Business as of the Effective Date, including the software identified in Schedule A to this Agreement, consisting of a series of instructions or statements in machine-readable object code form;
(ii) all revisions or updates provided by OC to COMPANY, if any; and (iii) all manuals, handbooks and other written materials relating thereto provided by OC to COMPANY, if any (the "Documentation").


2.   RIGHTS TO OC SOFTWARE
     ---------------------

     2.1  License Grant.  Subject to the terms and conditions set forth herein,
          -------------
OC grants to COMPANY a non-exclusive, royalty-free, perpetual license to use the OC Software in support of the operation of the Business at the Manufacturing Facilities and such other locations as

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COMPANY may designate subject to OC's prior written approval, which approval shall not be unreasonably withheld. The foregoing license shall include the right to sublicense to COMPANY's Affiliates; provided, however, that (i) COMPANY
                                             --------  -------
shall not have the right to sublicense its rights to Compagnie Saint Gobain or any Affiliate thereof; (ii) all permitted sublicensees must agree in writing to be bound by the terms and conditions of this Agreement; and (iii) all sublicenses shall be subject to OC's consent, which consent shall not be unreasonably withheld.

     2.2  Revisions and Upgrades.  Each party shall promptly provide the other
          ----------------------
party with a copy of any revisions or upgrades to the OC Software that it develops; provided, however, that neither party shall have any obligation to
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develop such revisions or upgrades.

3.   LIMITATIONS ON USE.
     ------------------

     3.1 COMPANY may make no more than one copy of the OC Software for backup purposes only; provided, however, that in the event OC no longer retains a copy
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of the OC Software, COMPANY may make multiple copies of the OC Software as necessary to maintain and support the software.

     3.2 COMPANY may not, directly or indirectly, decompile, disassemble, reverse engineer or otherwise attempt to derive source code for the OC Software, or copy or adapt the OC Software for purposes other than correcting errors or bugs in the OC Software or maintaining the OC Software after OC has abandoned regular support and servicing of the OC Software, directly or through a third party service provider, without the prior written consent of OC, which consent may be withheld at OC's sole discretion.

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     3.3  Except as provided in Section 2.1 above, COMPANY may not sell, assign, lease, sublicense, give or otherwise transfer, disclose or grant access to the OC Software or any copy thereof (including copies into RAM) to any other party other than an Affiliate of COMPANY, without the written consent of OC.

     3.4 COMPANY shall not modify, enhance, create derivative works or otherwise change or attempt to change the OC Software without OC's prior written consent.

     3.5 COMPANY agrees that a modification or enhancement to the OC Software developed by COMPANY with or without advice or support by OC or by OC for COMPANY, whether or not reimbursed by COMPANY and whether or not developed in conjunction with COMPANY's employees, agents, or contractors, shall be the exclusive property of OC. COMPANY further agrees that modified or enhanced versions of the OC Software fall under the other terms and conditions of this Agreement.

4.   THIRD PARTY SOFTWARE.
     --------------------

     4.1 OC shall endeavor to obtain for the benefit of COMPANY all rights necessary to the Existing Third Party Software in order that COMPANY may continue to use such Existing Third Party Software (i) in the same manner and
(ii) at the same locations as such software was used by OC as of the Effective Date and all other locations from which the Company operates. In the event COMPANY is not a direct licensee of the Existing Third Party Software at such time as OC discontinues use of the software, OC shall use commercially reasonable efforts to obtain a transfer of any rights OC may have in the software to COMPANY at COMPANY's sole expense.

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     4.2  Subject to OC's consent under Sections 3.2 and 3.4 above, to the extent COMPANY may require revisions to the OC Software, COMPANY shall first look to any third party service provider responsible for maintaining such software pursuant to a service contract with OC, and if no such third party service provider has been designated, shall look to OC for assistance in developing such revisions. In the event OC cannot or does not agree to assist COMPANY with such revisions, COMPANY may seek the assistance of a third party service provider, provided that such third party service provider shall agree
(i) to be bound by the confidentiality provisions of Article 7 of this Agreement, and (ii) to assign all of its intellectual property and proprietary rights in any such revision to OC.

5.   TERM AND TERMINATION
     --------------------
     5.1  Term.  This Agreement shall remain in effect perpetually unless
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earlier terminated as provided below.

     5.2  Remedies for Breach
          -------------------

          5.2.1 If either party commits a material breach of any provision of this License Agreement and fails to correct such breach within thirty (30) days after written notice from the other party, neither party shall have the right to terminate this agreement or to suspend its performance hereunder and this Agreement shall not be terminable, but such party shall have available all other legal and equitable remedies to which it may be entitled.

          5.2.2 Without limiting the foregoing, each party recognizes that irreparable injury will result from a breach of any provision of this Agreement not curable solely by the payment of money damages and that money damages will be inadequate to fully remedy such

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injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, including, but not limited to, the confidentiality provisions of Article 7, either party, in addition to any other remedies available to it, will be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach, or (ii) compelling performance of any obligations which, if not performed, would constitute a breach. Nothing contained in this Section 5.2.2 is intended to limit the rights of either party to seek or any court to enter any lawful form of equitable relief or any available provision of such relief ordered by the court, other than termination of this Agreement.

     5.3  Termination.  This Agreement shall terminate immediately upon the
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transfer of any or all of the assets of the COMPANY to Compagnie Saint Gobain or any Affiliate thereof, or upon the COMPANY becoming an Affiliate of Compagnie Saint Gobain. Immediately upon termination of this Agreement, COMPANY shall cease using the OC Software and return all copies of the OC Software to OC or destroy them. Within thirty (30) days from the date of termination, COMPANY shall provide OC with a written statement certifying that all copies of the OC Software have been returned to OC or destroyed.

6.   OWNERSHIP RIGHTS
     ----------------

     Any reference to sale or purchase notwithstanding, title to the OC Software and all copies thereof shall be and remain in OC, and no title to or ownership of the OC Software or any portion thereof is conveyed or transferred to COMPANY. COMPANY acknowledges that the OC Software contains confidential and proprietary information and trade secrets of OC whether or not the OC Software, or any portion thereof, is or may be copyrighted or copyrightable and/or

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patented or patentable, and that disclosure of the OC Software to COMPANY is on the basis of the confidential relationship between COMPANY and OC under this Agreement.

7.   CONFIDENTIALITY
     ---------------

     COMPANY acknowledges that the OC Software is supplied in the strictest confidence and contains valuable trade secrets of OC. COMPANY hereby agrees to maintain the OC Software in confidence using the same degree of care as COMPANY takes to safeguard its own proprietary information and trade secrets of the same general nature, but in no event shall COMPANY use less than a reasonable degree of care, and to refrain from publishing or disclosing the OC Software to others (except as expressly provided in Section 2.1 above). COMPANY shall disclose the confidential information contained in the OC Software only to those employees and agents of COMPANY that have a reasonable need to use the OC Software in connection with the purposes of this Agreement. COMPANY shall promptly report to COMPANY any unauthorized disclosure or use of the OC Software of which it becomes aware and shall take such further steps as may reasonably be requested by OC to prevent unauthorized use thereof.

8.   PROPRIETARY NOTICES
     -------------------

     COMPANY shall not remove, alter or modify any proprietary rights notice(s) included on or associated with the OC Software.

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9.   OC'S REPRESENTATIONS AND WARRANTIES.
     -----------------------------------

     9.1 OC represents and warrants that it has the necessary authority and title to grant the license in Section 2 and to enter into and perform its obligations under this Agreement and it has not acted in any way that would interfere with COMPANY's rights as granted herein except as otherwise disclosed herein or in the SPA.

     9.2  COMPANY ACKNOWLEDGES THAT OC DELIVERS THE OC SOFTWARE "AS IS."
EXCEPT AS PROVIDED IN SECTION 9.1, OC MAKES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE OC SOFTWARE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF
MERCHANTABILITY. OC EXPRESSLY DISCLAIMS ANY WARRANTIES REGARDING THE ABILITY OF THE OC SOFTWARE TO OPERATE PROPERLY THROUGH AND AFTER THE CHANGING OF THE CALENDAR YEAR TO 2000.

10.  OC INDEMNIFICATION OBLIGATIONS.
     ------------------------------

     10.1  OC Software.  OC shall defend, indemnify and hold harmless COMPANY,
           -----------
its Affiliates, and all of their officers, directors, employees, agents, successors and assigns (a "COMPANY Indemnified Party") from and against any and all liability, loss, damages, judgments, costs or expenses (including reasonable attorneys' fees and court costs) which the COMPANY Indemnified Party may incur, suffer or be required to pay based on a claim that the OC Software infringes any third party proprietary rights, provided that COMPANY: (i) gives OC prompt written notice of any such claim; (ii) allows OC to direct the defense and settlement

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of the claim; and (iii) provides OC with the authority, information and assistance that OC deems reasonably necessary for the defense and settlement of the claim. Notwithstanding the foregoing, OC shall have no liability for any infringement claim to the extent it is based on: (a) a modification of the OC Software other than by OC or its authorized agents; (b) use of the OC Software beyond the scope of this Agreement or the specifications for such OC Software identified in any relevant documentation; or (c) specifications or technology provided by COMPANY for the development of the OC Software.

     10.2  Existing Third Party Software.  OC shall defend, indemnify and hold
           -----------------------------
harmless a COMPANY Indemnified Party from and against any and all liability, loss, damages, judgments, costs or expenses (including reasonable attorneys' fees and court costs) which the COMPANY Indemnified Party may incur, suffer or be required to pay arising from a challenge by any third party based on COMPANY's use of Existing Third Party Software, provided that COMPANY: (i) gives OC prompt written notice of any such claim; (ii) allows OC to direct the defense and settlement of the claim; and (iii) provides OC with the authority, information and assistance that OC deems reasonably necessary for the defense and settlement of the claim. In the event of any such challenge, OC shall, in its sole discretion and at its sole cost, either (i) obtain for COMPANY the right to continue using such Existing Third Party Software; or (ii) replace such Existing Third Party Software with software that performs substantially the same functions. Notwithstanding the foregoing, with respect to such Existing Third Party Software for which COMPANY is a party to a license with the third party software provider, OC shall have no obligation to indemnify COMPANY for any breach of COMPANY's obligations under such third party license.

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11.  LIMITATION OF LIABILITY.
     -----------------------

     EXCEPT FOR A BREACH OF SECTIONS 3, 6, 10 OR 12, IN NO EVENT SHALL ANY PARTY, AS A RESULT OF THE AGREEMENT SET FORTH HEREIN, BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, PERSONAL INJURY, PROPERTY DAMAGE, OR SHUTDOWN OR NON-OPERATION OF ANY FACILITY, HOWEVER CAUSED OR UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PATENT INFRINGEMENT OR OTHERWISE AND REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, EXCEPT TO THE EXTENT OF A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR AS PERMITTED UNDER THE SPA.

12.  COMPANY INDEMNIFICATION OBLIGATIONS
     -----------------------------------

     COMPANY shall defend, indemnify, and hold harmless OC, its Affiliates, and all of their officers, directors, employees, agents, successors and assigns (an "OC Indemnified Party") from and against any and all liability, loss, damages, judgments, costs or expenses (including reasonable attorneys' fees and court costs) which the OC Indemnified Party may incur, suffer, or be required to pay based on a claim that COMPANY's use of the OC Software other than as contemplated by this Agreement infringes any third party proprietary rights, provided that OC: (i) give COMPANY prompt written notice of any such claim; (ii) allows COMPANY to direct the defense and settlement of the claim; and (iii) provides COMPANY with the authority,

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information, and assistance that COMPANY deems reasonably necessary for the defense and settlement of the claim.

13.  MAINTENANCE AND SUPPORT.  Maintenance and support services being provided
     -----------------------
by a third party service provider as of the Effective Date for the OC Software and Existing Third Party Software shall continue to be provided to COMPANY under the same terms and conditions as such services were provided to OC, at COMPANY's cost (it being understood that COMPANY shall be under no obligation to obtain or continue such maintenance or support services after OC has discontinued use of such third party services). In the event COMPANY requires additional services from third party service providers, including, but not limited to, training, COMPANY shall obtain such additional services at COMPANY's own incremental cost. COMPANY at its option may request that OC provide training services, such services to be provided pursuant to the Support Services Agreement dated as of September 30, 1998. To the extent any OC Software is not currently being maintained and supported by a third party service provider, OC shall use commercially reasonable efforts to provide assistance to COMPANY to correct errors in such OC Software pursuant to the provisions of the parties' Transitional Services Agreement dated September 30, 1998 and the Support Services Agreement dated September 30, 1998.

14   MISCELLANEOUS AGREEMENTS OF THE PARTIES
     ---------------------------------------

     14.1  Notices.  All communications provided for hereunder shall be in
           --------
writing and shall be deemed to be given when delivered in person or by private courier with receipt, when

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telefaxed and received, or three (3) days after being deposited in the United
States mail, first-class, registered or certified, return receipt requested, with postage paid and,

          If to Company:        Advanced Glassfiber Yarns LLC
                                2556 Wagener Road
                                Aiken, South Carolina 29801
                                Fax: 803-643-1526
                                Attention: General Manager

          With a copy to:       AGY Holdings, Inc.
                                c/o Glass Holdings Corp.
                                3802 Robert Porcher Way
                                Greensboro, North Carolina 27410
                                Fax: 336-545-7715
                                Attention: President

          If to Owens Corning:  Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio 43659
                                Fax: 419-325-1180
                                Attention: Secretary

          With a copy to:       Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio 43659
                                Fax: 419-248-1723
                                Attention: Law Department

or to such other address as any such party shall designate by written notice to the other parties hereto.

     14.2  Assignability.  This Agreement shall be binding upon and shall inure
           -------------
to the benefit of the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section

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14.2, COMPANY, or any permitted assignee or transferee of COMPANY, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by the SPA or to any entity or entities providing to COMPANY, COMPANY's Affiliates, or to any such permitted assignee of COMPANY, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate of COMPANY, provided that (x) such Affiliate shall agree with COMPANY and its permitted assignees or transferees, if any, in writing to assume the COMPANY's obligations hereunder and (y) any such assignment to an Affiliate of the COMPANY shall not relieve COMPANY from its obligations hereunder or (iii) to any entity to which COMPANY, or any assignee or transferee of COMPANY, assigns, sells, transfers or otherwise conveys (A) all or substantially all of the assets constituting the Business (a "Complete Assignment") or (B) all or substantially all of the assets constituting either the Aiken Facility, the Huntington Facility or the South
Hill Facility (a "Partial Assignment"), and further provided that such entity or Affiliate is not Compagnie Saint Gobain, provided that such acquiring entity agrees with and acknowledges in writing to OC and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were COMPANY and that such entity shall perform all of COMPANY's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 14.2, OC or any permitted assignee or transferee of OC, may assign or otherwise transfer some or all of its rights and/or obligations hereunder to any Affiliate of OC, provided that
(x) such Affiliate shall agree in writing to assume OC's obligations hereunder and (y) any such assignment to an Affiliate of OC shall not relieve OC from its obligations hereunder. To the

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extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.

     14.3  Amendment; Waiver.  This Agreement may be amended, supplemented or
           -----------------
otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     14.4  Third Parties.  This Agreement does not create any rights, claims or
           --------------
benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

     14.5  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     14.6  Entire Agreement.  This Agreement and the Schedules and Exhibits
           -----------------
hereto supersede any prior agreement between the parties with respect to the subject hereof, and constitute the entire agreement between the parties with respect to the subject hereof.

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     14.7  Section Headings.  The section headings contained in this Agreement
           -----------------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     14.8  Severability.  If any provision of this Agreement shall be declared
           -------------
by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     14.9  Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     14.10  Survival.  All obligations with respect to confidentiality,
            --------
indemnification, governing law and survival shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Software License Agreement to be duly executed as of the Effective Date.

                                  OWENS CORNING


                              By:  /s/ Charles E. Dana
                                   ------------------------
                                  Name:  Charles E. Dana
                                  Title:  Vice President


                                  ADVANCED GLASSFIBER YARNS, LLC


                              By:  /s/ Robert B. Fisher
                                  -------------------------
                                  Name:  Robert B. Fisher
                                  Title:  General Manager